Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

White Pearl Acquisition Corp.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Units, each consisting of one Class A ordinary share, no par value, and one right to receive one-tenth (1/10) of one Class A ordinary share	(1)	457(a)	5,750,000	$10.00	$57,500,000.00	0.0001381	$7,941.00
Fees to be Paid	Equity	Class A ordinary shares included as part of the Units	(2)	Other	5,750,000			0.0001381	0.00
Fees to be Paid	Other	Rights included as part of the Units	(3)	Other	5,750,000			0.0001381	0.00
Fees to be Paid	Equity	Class A ordinary shares underlying the Rights included as part of the Units	(4)	Other	575,000	$10.00	$5,750,000.00	0.0001381	$795.00

Total Offering Amounts:							$63,250,000.00		8,736.00
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$8,736.00

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

Includes 750,000 units, consisting of 750,000 Class A ordinary shares and 750,000 rights, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(2)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(4)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).